Exhibit 1.1

AVALONBAY COMMUNITIES, INC.

Medium-Term Notes
Due Nine Months or More From Date of Issue

TERMS AGREEMENT

September 18, 2006

AvalonBay Communities, Inc.
2900 Eisenhower Avenue, Suite 300
Alexandria, VA 22314

Reference is made to (i) that certain Amended and Restated Distribution Agreement dated as of August 6, 2003 (including any exhibits and schedules thereto, the “Distribution Agreement”), by and among AvalonBay Communities, Inc., a Maryland corporation (the “Company” or “AvalonBay”), each of Banc of America Securities LLC, Citigroup Global Markets Inc., Fleet Securities, Inc., J.P. Morgan Securities Inc., Lehman Brothers Inc., Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC, (ii) that certain Appointment Agreement dated the date hereof, by and between the Company and Deutsche Bank Securities Inc., (iii) that certain Appointment Agreement dated the date hereof, by and between the Company and Wells Fargo Securities, LLC, (iv) that certain Appointment Agreement dated the date hereof, by and between the Company and UBS Securities LLC, and (v) that certain Appointment Agreement dated the date hereof, by and between the Company and BNY Capital Markets, Inc. (the agreements in (ii), (iii), (iv) and (v) are collectively, the “Appointment Agreements” and the entities listed on Schedule 1 hereto are collectively the “Agents”). Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc. have agreed to act as the representatives (the “Representatives”) of the Agents in connection with this Terms Agreement (this “Agreement”). Capitalized terms used, but not defined, in this Agreement are used in this Agreement as defined in the Distribution Agreement. This Agreement is one of the Written Terms Agreements referred to in Section 4(a) of the Distribution Agreement (as modified by Schedule 3 to this Agreement pursuant to the following paragraph).

 In accordance with and subject to the terms and conditions stated in this Agreement, the Distribution Agreement and the Appointment Agreements, which agreements are incorporated herein in their entirety, except as such incorporation of the Distribution Agreement is modified by Schedule 3 to this Agreement, and made a part hereof, the Company agrees to sell to the Agents, and each of the Agents severally agrees to purchase, as principal, from the Company the aggregate principal amount set forth opposite its name in Schedule 1 hereto of the Company’s Notes identified on Schedule 2 hereto. If one or more of the Agents shall fail at the Settlement Date to purchase the Notes which it or they are obligated to purchase under this Agreement, the procedures set forth in Section 4(a) of the Distribution Agreement (as modified by Schedule 3 to this Agreement) shall apply.

The obligations of the Agents to purchase Notes shall be subject, in addition to the conditions precedent listed in the Distribution Agreement (as is modified by Schedule 3 to this Agreement) and the Appointment Agreements, to the delivery of the following documents to the Representatives, on or before the Settlement Date:

1.               the opinions and letters referred to in Sections 6(a), 6(b) and 6(c) of the Distribution Agreement (as modified by Schedule 3 to this Agreement), each dated the Settlement Date and otherwise in substantially the same form as was delivered in connection with the Company’s March 2, 2005 public offering of medium-term notes (the “Prior Offering”);

2.               the letters of Ernst & Young LLP referred to in Section 6(d) of the Distribution Agreement (as modified by Schedule 3 to this Agreement), dated the date hereof and the Settlement Date and otherwise in substantially the same forms as were delivered in connection with the Prior Offering; and

3.               the officers’ certificate referred to in Section 6(e) of the Distribution Agreement (as modified by Schedule 3 to this Agreement), dated the Settlement Date and otherwise in substantially the same form as was delivered in connection with the Prior Offering.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Representatives of the Agents and their counsel. The Company will furnish the Agents with such conformed copies of such opinions, certificates, letters and other documents as the Agents shall reasonably request.

This Agreement shall be governed by the laws of the State of New York. This Agreement, the Distribution Agreement (as modified by Schedule 3 to this Agreement) and the Appointment Agreements constitute the entire agreement of the parties regarding the offering of Notes contemplated by this Agreement and supersede all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

AvalonBay Communities, Inc.

		By:	/s/ Thomas J. Sargeant
Name: Thomas J. Sargeant
Title: Chief Financial Officer

MORGAN STANLEY & CO. INCORPORATED

For itself and as the Representative
of the several Agents named
in Schedule 1 hereto

By:	/s/ Michael Fusco
Name: Michael Fusco
Title: Executive Director

WACHOVIA CAPITAL MARKETS, LLC

For itself and as the Representative
of the several Agents named
in Schedule 1 hereto

By:	/s/ William Ingram
Name: William Ingram
Title: Managing Director

Schedule 1

AGENTS’ ALLOCATIONS

2012 Notes

Agent	Aggregate Principal Amount of 2012 Notes
Morgan Stanley & Co. Incorporated	$81,250,000
Wachovia Capital Markets, LLC	$81,250,000
Banc of America Securities LLC	$14,583,334
BNY Capital Markets, Inc.	$14,583,334
Deutsche Bank Securities Inc.	$14,583,333
J.P. Morgan Securities Inc.	$14,583,333
UBS Securities LLC	$14,583,333
Wells Fargo Securities, LLC	$14,583,333
$250,000,000

 2016 Notes

Agent	Aggregate Principal Amount of 2016 Notes
Morgan Stanley & Co. Incorporated	$81,250,000
Wachovia Capital Markets, LLC	$81,250,000
Banc of America Securities LLC	$14,583,334
BNY Capital Markets, Inc.	$14,583,334
Deutsche Bank Securities Inc.	$14,583,333
J.P. Morgan Securities Inc.	$14,583,333
UBS Securities LLC	$14,583,333
Wells Fargo Securities, LLC	$14,583,333
$250,000,000

Schedule 2

TERMS OF THE NOTES

Medium-Term Notes — Fixed Rate

5.50% Notes due 2012

Principal Amount: $250,000,000	Issue Price (Public Offering Price): 99.619%
Net Proceeds to Issuer: $247,547,500	Agents’ Discount Commission: 0.60%
Stated Maturity Date: January 15, 2012	Interest Rate: 5.50%
Original Issue Date: September 25, 2006	CUSIP 05348E AK5
Interest Payment Dates: January 15 and July 15	First Interest Payment Date: January 15, 2007

5.75% Notes due 2016

Principal Amount: $250,000,000	Issue Price (Public Offering Price): 99.478%
Net Proceeds to Issuer: $247,070,000	Agents’ Discount Commission: 0.65%
Stated Maturity Date: September 15, 2016	Interest Rate: 5.75%
Original Issue Date: September 25, 2006	CUSIP 05348E AL3
Interest Payment Dates: March 15 and September 15	First Interest Payment Date: March 15, 2007

Redemption:
☐	The Notes cannot be redeemed prior to the Stated Maturity Date at the option of the Company.
☒	The Notes may be redeemed prior to the Stated Maturity Date at the option of the Company.
Initial Redemption Date: See Additional/Other Terms.
Initial Redemption Percentage/Redemption Price: See Additional/Other Terms.
Annual Redemption Percentage Reduction: N/A

Optional Repayment:
☒	The Notes cannot be required to be repaid prior to the Stated Maturity Date at the option of the Holder of the Notes.
☐	The Notes can be repaid prior to the Stated Maturity Date at the option of the Holder of the Notes.
Optional Repayment Dates:
Repayment Price: ____%

Currency:
Specified Currency: U.S. Dollars
(If other than U.S. Dollars, see attached)
Minimum Denominations:
(Applicable only if Specified Currency is other than U.S. Dollars)

Original Issue Discount (“OID”):	☐ Yes	☒ No
Total Amount of OID:
Yield to Maturity:
Initial Accrual Period:

Form:	☒ Book-Entry	☐ Certificated

Additional/Other Terms:

Reopening of Issue. The Company may, from time to time and without the consent of the noteholders, reopen an issue of notes and issue additional notes having the same terms and conditions (including maturity, interest payment terms and CUSIP number) as notes issued on an earlier date, except for the issue date, issue price and, if applicable, the first payment of interest. After such additional notes are issued, they will be fungible with the notes issued on such earlier date.

Optional Redemption. The Notes may be redeemed at any time at the option of AvalonBay, in whole or in part, upon notice of not more than 60 and not less than 30 days prior to the Redemption Date, at a Redemption Price equal to the sum of (i) the principal amount of the Notes being redeemed plus accrued interest thereon to the Redemption Date and (ii) the Make-Whole Amount, if any, with respect to such Note.

Acceleration of Maturity; Make-Whole Amount. If an Event of Default with respect to the Notes that are then outstanding occurs and is continuing, and pursuant to Section 2.7 of the Amended and Restated Third Supplemental Indenture dated as of July 10, 2000 (the “Third Supplemental Indenture”) the Trustee or the Holders of not less than 25% in principal amount of the then outstanding Notes of this series shall have declared the principal amount (or, if the Notes of this series are Original Issue Discount Securities or Indexed Securities, such portion of the principal as may be specified in the terms hereof) of all the Notes of this series to be due and payable immediately, by a notice in writing to AvalonBay (and to the Trustee if given by the Holders), then upon any such declaration such principal, or specified portion thereof, plus accrued interest to the date the Notes of this series are paid, plus the Make-Whole Amount on the Notes shall become immediately due and payable. With respect to the Notes of this series, if an Event of Default set forth in Section 501(6) of the Indenture, dated as of January 16, 1998, between AvalonBay and the Trustee (the “Indenture”) occurs and is continuing, such that pursuant to Section 2.7 of the Third Supplemental Indenture all the Notes of this series are immediately due and payable, without notice to AvalonBay, at the principal amount thereof (or, if the Notes of this series are Original Issue Discount Securities or Indexed Securities, such portion of the principal as may be specified in the terms of the Notes) plus accrued interest to the date the Notes are paid, then the Make-Whole Amount on the Notes shall also be immediately due and payable.

Definitions. Terms used but not defined herein shall have the meanings set forth in the Indenture and the Third Supplemental Indenture. The following terms shall have the following meanings:

“Make-Whole Amount” means, in connection with any optional redemption or accelerated payment of any Note, the excess, if any, of (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of such dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of Redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made, over (ii) the aggregate principal amount of the Notes being redeemed or paid.

“Reinvestment Rate” means fifteen (15) basis points (in the case of the 2012 Notes) and twenty (20) basis points (in the case of the 2016 Notes) plus, in both cases, the arithmetic mean of the yields under the respective headings “This Week” and “Last Week” published in the Statistical Release under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month)

corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For such purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

“Statistical Release” means the statistical release designated “H.15(519)” or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination of the Make-Whole Amount, then such other reasonably comparable index which shall be designated by AvalonBay.

Schedule 3

Modifications to Amendment Agreement

The incorporation of the Distribution Agreement into this Agreement shall be modified as set forth below.

1. The third paragraph of Section 1(a) is hereby amended and restated in its entirety as follows:

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-132435) for the registration of debt securities, including the Notes, under the Securities Act of 1933, as amended (the “Securities Act”), and the offering thereof from time to time in accordance with Rule 430A or Rule 415 of the rules and regulations of the Commission thereunder (the “Securities Act Rules and Regulations”).  Such registration statement has become effective.  Such registration statement (and any further registration statements which may be filed by the Company for the purpose of registering additional Notes and in connection with which this Distribution Agreement is included or incorporated by reference as an exhibit) and the prospectus constituting a part thereof (including in each case the information, if any, deemed to be part thereof pursuant to Rule 430A or 430B of the Securities Act Rules and Regulations), and any prospectus supplement and pricing supplement relating to the Notes, including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Securities Act or otherwise, is referred to herein as the “Registration Statement.”  A prospectus supplement (the “Prospectus Supplement”) setting forth the terms of the offer of the Notes contemplated by this Distribution Agreement, and additional information concerning the Company has been or will be prepared and will be filed by the Company pursuant to Rule 424(b) of the Securities Act Rules and Regulations, on or before the second business day after it is first used in connection with the offer and sale of Notes under this Distribution Agreement (or such earlier time as may be required by the Securities Act Rules and Regulations).  The final form of prospectus included in the Registration Statement, as supplemented by the Prospectus Supplement (including any supplement to the Prospectus that sets forth the purchase price, interest rate or formula, maturity date and other terms of a particular issue of Notes and all documents incorporated therein by reference (each, a “Pricing Supplement”)), is referred to herein as the “Prospectus,” except that if any revised prospectus, whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the Securities Act Rules and Regulations, shall be provided to the Agents by the Company for use in connection with the offer and sale of any of the Notes under this Distribution Agreement, the term “Prospectus” shall refer to such revised prospectus from and after the time such documents are first provided to the Agents for such use.  All references to the Prospectus shall be deemed to include, without limitation, the information deemed to be included therein pursuant to Rule 430B.  Any registration statement (including any supplement thereto or information which is deemed part thereof) filed by the Company under Rule 462(b) of the Securities Act Rules and Regulations (a “Rule 462(b) Registration Statement”) shall be deemed to be part of the Registration Statement.  Any prospectus (including any amendment or supplement thereto or information which is deemed part thereof) included in the Rule 462(b) Registration Statement shall be deemed to be part of the Prospectus. The term “Time of Sale Prospectus” shall refer to the prospectus included in the Registration Statement at the time the Registration Statement originally became effective as supplemented by any Prospectus Supplement, preliminary prospectus or Prospectus available at the time of any offer of Notes together with any free writing prospectus, as defined under Rule 405 of the Securities Act, available at such time that has been identified in a Written Terms Agreement.  For purposes of this Distribution Agreement, all references to the Registration Statement, the Prospectus, any preliminary prospectus, any Time of Sale Prospectus or any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System

(EDGAR), and such copy shall be identical (except to the extent permitted by Regulation S-T) to any Prospectus delivered to any Agent for use in connection with the offering of the Notes by the Company.

2. Section 3(a) is hereby amended and restated in its entirety as follows:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.  If the Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, the Company is eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.  The Prospectus Supplement setting forth the terms of the offer of the Notes contemplated by this Distribution Agreement, and additional information concerning the Company has been or will be prepared and will be filed by the Company pursuant to Rule 424(b) of the Securities Act Rules and Regulations, on or before the second business day after it is first used in connection with the offer and sale of Notes under this Distribution Agreement (or such earlier time as may be required by the Securities Act Rules and Regulations).

3. Section 3(b) of the is hereby amended and restated in its entirety as follows:

(b) Compliance with Securities Act.  Each part of the Registration Statement, when such part became or becomes effective, and the Prospectus and any amendment or supplement to such Registration Statement or such Prospectus, on the date of filing thereof with the Commission and as of the date hereof, complied or will comply in all material respects with the requirements of the Securities Act and the Securities Act Rules and Regulations; the Indenture, on the date of filing thereof with the Commission and as of the date hereof complied or will comply in all material respects with the requirements of the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (the “TIA”); each part of the Registration Statement, when such part became or becomes effective did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and as of the date hereof did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Time of Sale Prospectus does not, and at the time of each offer of the Notes in connection with the offering and at the relevant Settlement Date, the Time of Sale Prospectus, and any amendment or supplement thereto by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification under the TIA and (ii) statements in, or omissions from, any such document in reliance upon, and in conformity with, information concerning the Agents that was furnished to the Company by the Agents specifically for use in the preparation thereof.  The Company acknowledges that the only information furnished to the Company by the Agents on or before the date hereof specifically for inclusion in the Registration Statement or the Time of Sale Prospectus or the Prospectus is the information set forth in Schedule I hereto.

3.  Section 3(c) is hereby amended and restated in its entirety as follows:

(c) Incorporated Documents.  The documents incorporated by reference in the Registration Statement, the Prospectus, the Time of Sale Prospectus and any amendment or supplement to such

Registration Statement, such Prospectus or such Time of Sale Prospectus, when they became or become effective under the Securities Act or were or are filed with the Commission under the Exchange Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act, the Securities Act Rules and Regulations, the Exchange Act and the rules and regulations of the Commission thereunder (the “Exchange Act Rules and Regulations”), as applicable.

4.  Section 3 is hereby modified to include the following additional representation:

(gg) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in a Written Terms Agreement, and electronic road shows each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

5.  References to “Prospectus” in Section 3(d), (e), (f), (g), (i), (l), (n), (o), (p), (r), (v), (x),(z), (bb), and (ee); Section 5(d), (g), (l), (n) and (o); Section 6(g) and (n); and 8(a), (b) and (c) shall be deemed to refer to each of “the Prospectus and the Time of Sale Prospectus”.

6. Section 5 is hereby amended to include the following additional covenants:

(s) The Company shall furnish to the Agents a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Agents reasonably object.

(t) The Company shall not take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Agents that the Agents otherwise would not have been required to file thereunder, but for the action of such Agent.

(u) If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Agents, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Agents and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with law.

7.  Section 9(a) is hereby amended and restated in its entirety as follows:

(a) Indemnification of the Agents by the Company.  The Company will indemnify and hold harmless the Agents and their directors, officers, employees and agents and each person, if any, who controls any Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which an Agent, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or the Prospectus or any amendment or supplement to the Registration Statement, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or the Prospectus or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Time of Sale Prospectus or the Prospectus, or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Notes under the securities laws thereof or filed with the Commission, (ii) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (iii) any act or failure to act or any alleged act or failure to act by an Agent in connection with, or relating in any manner to, the Notes or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, liability, expense or damage arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent it is finally judicially determined by a court of competent jurisdiction that such loss, claim, liability, expense or damage resulted directly from any such acts or failures to act undertaken or omitted to be taken by an Agent through gross negligence or willful misconduct); provided that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Notes to any person by an Agent and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to an Agent furnished in writing to the Company by such Agent expressly for inclusion in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus.

8.  Section 9(b) is hereby amended and restated in its entirety as follows:

(b) Indemnification of the Company and its Directors, Certain Officers and Control Persons by the Agents.  The Agents will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to the each Agent, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to an Agent furnished in writing to the Company by such Agent expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any other free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or the Prospectus.  This indemnity will be in addition to any liability that an Agent might otherwise have; provided, however, that in no case shall an Agent be liable or responsible for any amount in excess of the total discount or commission received by such Agent in connection with the offering of the Notes that were the subject of the claim for indemnification.

9.  Section 13 of the Distribution Agreement is hereby amended and restated in its entirety as follows:

13.          Termination.  The Company shall have the right to terminate this Distribution Agreement with respect to any or all of the Agents at any time by giving notice hereunder to the Agents as hereinafter specified.  Each Agent shall have the right by giving notice as hereinafter specified to terminate this Distribution Agreement and/or any Terms Agreement hereunder at any time, provided that if such termination would occur on or after the date of such Terms Agreement and prior to the Settlement Date with respect to such Terms Agreement, any Agent may terminate this Distribution Agreement and such Terms Agreement only if (i) the Company shall have failed, refused or been unable, at any time, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Agents’ obligations hereunder is not fulfilled when due, (iii) the rating assigned by either of the Rating Agencies to the Company or the Notes as of or subsequent to the date of this Distribution Agreement shall have been lowered since that date or if either of the Rating Agencies shall have publicly announced that it has under surveillance or review for the purpose of considering lowering such rating, its rating of the Company or the Notes, (iv) trading in any of the equity securities of the Company shall have been suspended by the Commission, the NASD, by an exchange that lists such equity securities or by the Nasdaq Stock Market, (v) trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange or over the counter market, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or the NASD or any court or other governmental authority, (vi) a general banking moratorium shall have been declared by either Federal or New York State authorities, (vii) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred the effect of any of which is such as to make it, in the sole judgment of the Agents, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus and the Time of Sale Prospectus, or (viii) if there shall have come to the attention of the Agents any facts that would cause them to believe that the Prospectus or the Time of Sale Prospectus, at the time it was required to be delivered to a purchaser of Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.  Any such termination notice shall be effective only with respect to such Agent.  As used in this Section 13, the term “Prospectus” means the Prospectus in the form first provided to the Agents for use in confirming sales of the related Notes.  In the event of any such termination, neither party will have any liability to the other party hereto, except that (i) an Agent shall be entitled to any commission earned in accordance with the third paragraph of Section 4(b) hereof, (ii) if at the time of termination (a) such Agent shall own any Notes purchased by it as principal with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 5 and 8 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 5(f) hereof, the provisions of Section 10 hereof, the indemnity and contribution agreements set forth in Section 9 hereof, and the provisions of Sections 11, 15 and 16 hereof shall remain in effect.

10.  Paragraph (B) of Exhibit C to the Distribution Agreement shall be amended and restated in its entirety as follows:

(b) No facts have come to our attention which cause us to believe that the Prospectus (excluding the financial statements and notes thereto, financial schedules and other financial or statistical information and data included therein or omitted therefrom and the Form T-1, as to which we express no opinion), as of its date or the date hereof, or the Time of Sale Prospectus as of the time of any offers of the Notes or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.